Corporate Headquarters One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820

NEWS RELEASE

FOR IMMEDIATE RELEASE

American Standard Reports Record Quarter, Full-Year Revenues and Diluted EPS
Fourth-Quarter Diluted EPS Increases 13 Percent; Full-Year Diluted EPS Up 9 Percent

     Piscataway, N.J. – Jan. 26, 2004 – American Standard Companies Inc. (NYSE: ASD) today announced record fourth-quarter and full-year revenues, net income and diluted earnings per share. Fourth-quarter earnings were $1.14 per diluted share, up 13 percent from $1.01 a year ago, and revenues were $2.118 billion, up 13 percent from $1.877 billion a year ago. Net income rose to $84.9 million from $73.8 million, an increase of about 15 percent.

     American Standard’s full-year earnings were $5.50 per diluted share, up 9 percent from $5.04 a year ago. Revenues were $8.568 billion, up 10 percent from $7.795 billion a year ago. Net income rose to $405.2 million from $371 million, up 9 percent. For the year, the company generated $651.2 million in net cash provided by operating activities, and $458.7 million in free cash flow. The company reduced debt by $280 million to $1.679 billion. American Standard previously had estimated earnings per diluted share of $1.04-$1.14 for the quarter and $5.40-$5.50 for the year.

     “We finished 2003 with a strong fourth quarter and are well-positioned for further gains in 2004,” said Fred Poses, chairman and chief executive officer. “We delivered sales growth and solid earnings performance, and we continued to strengthen our balance sheet. Our investments in new products and improved marketing, our productivity efforts, and our operating cost discipline continued to pay off.”

     During the quarter, the company resolved a German tax audit and received research and development tax credits in the U.S. The total tax resolution benefited net income by $26.7 million. In addition, job elimination expenses reduced net income by $27.3 million after taxes. Overall, the combined impact of the tax benefit and the job elimination expenses reduced earnings per diluted share by one cent.

     “Our fourth-quarter sales growth came from every part of the business,” said Poses. “Both Vehicle Control Systems and Bath and Kitchen delivered solid operating margin performance, excluding the impact of foreign exchange and job elimination expenses. However, continued weakness in the U.S. commercial air conditioning equipment market limited our overall margin performance. The fourth-quarter job actions, which will help us compete more effectively in our markets, will produce savings in 2004 and beyond.

     “For 2004, we expect sales growth of about 4-6 percent and earnings of $6.10-$6.60 per diluted share, up 11-20 percent. We expect to generate more than $720 million in net cash provided by operating activities and more than $500 million in free cash flow, up from our record 2003 results. We’ll use our cash to reduce our debt to less than $1.5 billion and increase our stock buyback,” said Poses. “For the first quarter, sales should be up about 10 percent and earnings in the range of $1.02-$1.12 per diluted share, up 17-29 percent.”

– MORE –

     To facilitate understanding of fourth-quarter and full-year results, a series of tables follow this news release. They show reported results as well as results adjusted to exclude the impact of foreign exchange, job elimination expenses and tax resolution benefits.

FOURTH-QUARTER BUSINESS HIGHLIGHTS

     AIR CONDITIONING SYSTEMS AND SERVICES — During the quarter, the company won a contract to supply air conditioning and heating systems as well as bath and kitchen products for Houston Springs Development’s new 2,000-home community in Perry, Ga. It will include a golf course, clubhouse and community center. MeriStar, a large hotel REIT, signed an agreement for both air conditioning and bathroom products as part of its capital improvement program. Interstate, the largest independent hotel management company, operates MeriStar’s 89 hotels.

     Other large commercial air conditioning contracts signed during the quarter include ones for New York construction manager Newmark Construction Services and developer Nathan Berman, who are converting large, historically significant office buildings into residential apartments; Constellation Energy Source for the Nashville (Tennessee) district energy system; Garanada Commercial Center for General Organization of Social Insurance in Riyadh, Saudi Arabia; Grand Hyatt in Jakarta, Indonesia; Hong Kong Movie City production studios; Kowloon Bay office building in Hong Kong; Plaza Indonesia Shopping Center in Jakarta; Strong Museum in Rochester (New York); and The Woodruff Arts Center, The High Museum of Art and the College of Art, all in Atlanta (Georgia). The company also added five global/national accounts.

     BATH AND KITCHEN — Bath and Kitchen’s first model of the new Champion™ toilet with America’s Best ™ Flushing System launched successfully at Home Depot stores throughout the U.S. and Canada, supported by press, catalog and consumer marketing. The Champion™ continues to sell well in the wholesale channel, with additional models planned for first quarter. During the quarter, Lowe’s introduced the Retrospect suite of bathroom fixtures and promoted its Sottini line. Around the world, Bath and Kitchen launched product lines, including Celia, Tonic and the Marc Newson designer suite, in several European countries. In Eastern Europe, Bath and Kitchen distributed its first region-wide catalog to support sales that grew rapidly last year. The effort to enhance distribution continued with 400 new showrooms in Europe for the luxury JADO line and the redesign of more than 1,000 Ideal Standard displays in Germany. Trade events and promotions also took place in France, Italy, Thailand, the U.K. and Vietnam.

     VEHICLE CONTROL SYSTEMS — During the quarter, PACCAR, a world leader in commercial vehicles, started production on its medium- and heavy-duty DAF trucks with WABCO’s upgraded electronic braking system, as well as its electronic stability control, which DAF will offer as an option. Since October 2003, GM’s Buick Rainier has been equipped with WABCO’s air suspension system as standard equipment. MAN South Africa, a subsidiary of the leading international truck and bus manufacturer, named WABCO as supplier of the year in that country. In addition, WABCO earned a group ISO quality certification, based on international automotive industry standards, for about a dozen European production and sales facilities.

– END –

PLEASE NOTE: American Standard Chairman and CEO Frederic Poses and Chief Financial Officer Peter D’Aloia will discuss the company’s performance and provide guidance on a two-way conference call for financial analysts at 9:30 a.m. EST today. Related financial charts, reconciliation between GAAP and non-GAAP financial measures, and certain other information to be discussed on the conference call are available under the heading, “American Standard’s Fourth Quarter/2003 Results” on the company’s Web site, www.americanstandard.com. Reporters and the public are invited to listen to the call, which will be broadcast on the Web site and archived for one year. For those unable to connect to the company’s Web site, you may listen via telephone. The dial-in number is (913) 981-5558. Please call five to ten minutes before the scheduled start time. The number of telephone connections is limited. A replay of the conference call will be available from 1:30 p.m. EST today until 11:30 p.m. EST on Feb. 2. For the replay, please dial (719) 457-0820. The replay access code is 211515.

Comments in this news release contain certain forward-looking statements, which are based on management’s good faith expectations and belief concerning future developments. Actual results may differ materially from these expectations as a result of many factors, relevant examples of which are set forth in the company’s 2002 Annual Report on Form 10-K and in the “Management’s Discussion and Analysis” section of the company’s Quarterly Reports on Form 10-Q. American Standard does not undertake any obligation to update such forward-looking statements.

American Standard is a global manufacturer with market leading positions in three businesses: air conditioning systems and services, sold under the Trane® and American Standard® brands for commercial, institutional and residential buildings; bath and kitchen products, sold under such brands as American Standard® and Ideal Standard®; and vehicle control systems, including electronic braking and air suspension systems, sold under the WABCO® name to the world’s leading manufacturers of heavy-duty trucks, buses, SUVs and luxury cars. The company employs approximately 60,000 people and has manufacturing operations in 29 countries. American Standard is included in the S&P 500.

For more information, reporters may contact:
Lisa Glover, 732 980-6048, lglover@americanstandard.com, or Shelly London, 732 980-6175, slondon@americanstandard.com

For more information, investors and financial analysts may contact:
Gavin Bell, 732 980-6399, gbell@americanstandard.com, or Bruce Fisher, 732 980-6095, bfisher@americanstandard.com

Additional information is available at http://www.americanstandard.com. U.S. callers can listen to the latest news release and other corporate information by dialing (888) ASD-NEWS.

Copyright © 2004 American Standard Inc.

American Standard Companies Inc.
Consolidated Statement of Operations
(Unaudited)

	Three Months Ended December 31,
In millions
except per share data		2003
	2003	Adjusted (1)	2002

Sales
Air Conditioning Systems and Services	$1,185.4		$1,095.1
Bath & Kitchen	566.4		503.3
Vehicle Control Systems	365.9		278.5

Total	$2,117.7		$1,876.9

Segment income
Air Conditioning Systems and Services	$92.8	$101.2	$102.6
Bath & Kitchen	25.8	46.6	35.7
Vehicle Control Systems	39.5	49.2	36.4

Total	158.1	197.0	174.7
Equity in net income of unconsolidated joint ventures	7.4	7.4	6.9

	165.5	204.4	181.6
Interest expense	28.1	28.1	31.2
Corporate and other expenses	52.3	52.3	39.7

Income before income taxes	85.1	124.0	110.7
Income taxes	0.2	38.5	36.9

Net income	$84.9	$85.5	$73.8

Net income per common share:
Basic	$1.17	$1.18	$1.02

Diluted	$1.14	$1.15	$1.01

Average outstanding common shares:
Basic	72.7	72.7	72.4
Diluted	74.5	74.5	73.6

(1)	Segment income excludes $38.9 million for job elimination expense, comprised of $8.4 million for Air Conditioning Systems and Services, $20.8 million for Bath & Kitchen, $9.7 million for Vehicle Control Systems, and income taxes excludes the related $11.6 million tax benefit (collectively $27.3 million net, or $0.37 per diluted share). Income taxes also excludes a $26.7 million benefit ($0.36 per diluted share) resulting from resolution of a German tax audit and receipt of R&D tax credits in the U.S. during the fourth quarter of 2003. Management analyzes year-over-year changes in its operating results with and without the effect of job elimination expense, the related tax benefits, and tax settlements and believes that shareholders do the same. Accordingly, management believes it is useful to shareholders to present the analysis in this manner.

American Standard Companies Inc.
Consolidated Statement of Operations
(Unaudited)

	Twelve Months Ended December 31,
In millions
except per share data		2003
	2003	Adjusted (1)	2002

Sales
Air Conditioning Systems and Services	$4,974.6		$4,743.9
Bath & Kitchen	2,234.8		1,994.4
Vehicle Control Systems	1,358.2		1,057.1

Total	$8,567.6		$7,795.4

Segment income
Air Conditioning Systems and Services	$521.6	$530.0	$537.4
Bath & Kitchen	139.5	160.3	154.7
Vehicle Control Systems	176.6	186.3	138.7

Total	837.7	876.6	830.8
Equity in net income of unconsolidated joint ventures	25.9	25.9	26.6

	863.6	902.5	857.4
Interest expense	117.0	117.0	129.0
Corporate and other expenses	197.4	197.4	172.2

Income before income taxes	549.2	588.1	556.2
Income taxes	144.0	182.3	185.2

Net income	$405.2	$405.8	$371.0

Net income per common share:
Basic	$5.60	$5.61	$5.13

Diluted	$5.50	$5.51	$5.04

Average outstanding common shares:
Basic	72.3	72.3	72.3
Diluted	73.7	73.7	73.6

(1)	Segment income excludes $38.9 million for job elimination expense, comprised of $8.4 million for Air Conditioning Systems and Services, $20.8 million for Bath & Kitchen, $9.7 million for Vehicle Control Systems, and income taxes excludes the related $11.6 million tax benefit (collectively $27.3 million net, or $0.37 per diluted share). Income taxes also excludes a $26.7 million benefit ($0.36 per diluted share) resulting from resolution of a German tax audit and receipt of R&D tax credits in the U.S. during the fourth quarter of 2003. Management analyzes year-over-year changes in its operating results with and without the effect of job elimination expense, the related tax benefits, and tax settlements and believes that shareholders do the same. Accordingly, management believes it is useful to shareholders to present the analysis in this manner.

American Standard Companies Inc.
Data Supplement Sheet

This Data Supplement Sheet includes information on backlog and information excluding the effect of foreign exchange translation on operating results and job elimination expense. Approximately half of the Company’s business is outside the U.S., therefore changes in exchange rates can have a significant impact on results when reported in U.S. Dollars. In addition, management analyzes year-over-year changes in operating results with and without the effect of job elimination expense and believes shareholders do the same. Accordingly, management believes that excluding these effects is helpful in assessing the overall performance of the business.

In millions	Three Months Ended December 31,

	Reported	Reported	% Chg vs.		% Chg vs.		% Chg vs. 2002
	2003	2002	2002		2002 (1)		Excl. FX (2)

Air Conditioning Systems and Services
Sales	1,185.4	1,095.1	8%		8%		6%
Segment Income	92.8	102.6	-9%		-1%		-3%
Operating Margin	7.8%	9.4%	-1.6	pts	-0.9	pts	-0.8	pts
Backlog
Bath & Kitchen
Sales	566.4	503.3	13%		13%		5%
Segment Income	25.8	35.7	-28%		30%		20%
Operating Margin	4.6%	7.1%	-2.5	pts	1.1	pts	1.0	pts
Vehicle Control Systems
Sales	365.9	278.5	31%		31%		12%
Segment Income	39.5	36.4	9%		35%		18%
Operating Margin	10.8%	13.1%	-2.3	pts	0.3	pts	0.7	pts
Backlog
Total Company
Sales	2,117.7	1,876.9	13%		13%		7%
Segment Income	158.1	174.7	-10%		13%		6%
Operating Margin	7.5%	9.3%	-1.8	pts	0.0	pts	0.0	pts

[Additional columns below]

[Continued from above table, first column(s) repeated]

In millions	Twelve Months Ended December 31,

	Reported	Reported	% Chg vs.		% Chg vs.		% Chg vs. 2002
	2003	2002	2002		2002 (1)		Excl. FX (2)

Air Conditioning Systems and Services
Sales	4,974.6	4,743.9	5%		5%		3%
Segment Income	521.6	537.4	-3%		-1%		-2%
Operating Margin	10.5%	11.3%	-0.8	pts	-0.6	pts	-0.6	pts
Backlog	592.1	601.5	-2%				-5%
Bath & Kitchen
Sales	2,234.8	1,994.4	12%		12%		4%
Segment Income	139.5	154.7	-10%		4%		-5%
Operating Margin	6.2%	7.8%	-1.6	pts	-0.6	pts	-0.7	pts
Vehicle Control Systems
Sales	1,358.2	1,057.1	28%		28%		10%
Segment Income	176.6	138.7	27%		34%		15%
Operating Margin	13.0%	13.1%	-0.1	pts	0.6	pts	0.6	pts
Backlog	612.0	467.9	31%				12%
Total Company
Sales	8,567.6	7,795.4	10%		10%		5%
Segment Income	837.7	830.8	1%		6%		0%
Operating Margin	9.8%	10.7%	-0.9	pts	-0.5	pts	-0.5	pts

(1)	Excluding the impact of job elimination expense of $8.4 million for Air Conditioning Systems and Services, $20.8 million for Bath & Kitchen, and $9.7 million for Vehicle Control Systems.

(2)	Excluding the impact of foreign exchange translation and job elimination expense.

American Standard Companies Inc.
Consolidated Balance Sheet
(Unaudited)

(dollars in millions)

	December 31,	December 31,
	2003	2002

Current Assets:
Cash and cash equivalents	$111.7	$96.6
Accounts receivable, less allowance for doubtful accounts Dec. 2003 - $45.3; Dec. 2002 - $38.1	1,032.6	881.4
Inventories:
Finished products	571.8	486.1
Products in process	181.4	138.1
Raw materials	156.7	146.5

	909.9	770.7
Future income tax benefits	161.0	48.7
Other current assets	285.3	217.0

Total Current Assets	2,500.5	2,014.4
Facilities, less accumulated depreciation Dec. 2003 - $963.5; Dec. 2002 - $773.2	1,515.4	1,430.1
Goodwill, less accumulated amortization: Dec. 2003 - $413.1; Dec. 2002 - $370.9	1,140.4	1,012.8
Capitalized software, less accumulated amortization: Dec. 2003 - $202.6; Dec. 2002 - $131.7	239.3	242.0
Debt issuance costs, net of accumulated amortization: Dec. 2003 - $22.4; Dec. 2002 - $17.4	21.2	26.5
Other assets	471.8	418.0

Total Assets	$5,888.6	$5,143.8

Current Liabilities:
Loans payable to banks	$49.8	$36.3
Current maturities of long-term debt	2.5	4.5
Accounts payable	674.4	601.6
Accrued payrolls	294.3	281.0
Current portion of warranties	153.1	118.0
Taxes on income	136.0	98.9
Other accrued liabilities	733.3	525.3

Total Current Liabilities	2,043.4	1,665.6
Long-Term Debt	1,626.8	1,918.4
Other Long-Term Liabilities
Reserve for post-retirement benefits	657.4	623.3
Long term portion of warranties	202.9	197.9
Deferred taxes on income	210.1	108.9
Other liabilities	425.7	399.9

Total Liabilities	5,166.3	4,914.0
Shareholders’ Equity
Preferred stock, 2,000,000 shares authorized none issued and outstanding	—	—
Common stock $.01 par value, 200,000,000 shares authorized; shares issued and outstanding: 72,638,326 in 2003 ; 72,613,736 in 2002	0.7	0.7
Capital surplus	755.5	724.4
Unearned compensation	(0.7)	(2.3)
Treasury stock	(584.3)	(534.6)
Retained earnings	833.2	428.0
Foreign currency translation effects	(204.5)	(309.2)
Deferred gain/(loss) on hedge contracts, net of tax	7.1	(2.0)
Minimum pension liability adjustment, net of tax	(84.7)	(75.2)

Total Shareholders’ Equity	722.3	229.8

Total Liabilities & Shareholders’ Equity	$5,888.6	$5,143.8

American Standard Companies Inc.
Reconciliation of Net Cash Provided (Used) By Operating Activities
to Free Cash Flow
(Unaudited)

In millions	Three Months Ended December 31,

	2003	2002

Cash provided by operating activities:
Net Income	$84.9	$73.8
Adjustments to reconcile net income to net cash provided by operating activities	92.4	121.3

Net cash provided by operating activities	177.3	195.1

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(84.0)	(90.6)
Proceeds from disposals of property	17.7	11.0

Free cash flow without proceeds from initial sale of receivables	$111.0	$115.5

Note:	This statement reconciles net cash provided (used) by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

American Standard Companies Inc.
Reconciliation of Net Cash Provided (Used) By Operating Activities
Before Proceeds from Initial Sale of Receivables to Free Cash Flow
(Unaudited)

In millions	Twelve Months Ended December 31,

	2003	2002

Cash provided by operating activities:
Net Income	$405.2	$371.0
Adjustments to reconcile net income to net cash provided by operating activities	246.0	171.2

Net cash provided by operating activities before proceeds from initial sale of receivables	651.2	542.2
Proceeds from initial sale of receivables	—	81.4

Net cash provided by operating activities	651.2	623.6

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(215.6)	(212.0)
Proceeds from disposals of property	23.1	21.4

Free cash flow with proceeds from initial sale of receivables	458.7	433.0
Proceeds from initial sale of receivables	—	(81.4)

Free cash flow without proceeds from initial sale of receivables	$458.7	$351.6

Note:	This statement reconciles net cash provided (used) by operating activities before receivables financing to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

American Standard Companies Inc.
Reconciliation of Net Cash Provided (Used) By
Operating Activities to Free Cash Flow
(Unaudited)

In millions	Twelve Months Ended December 31,

	2004 Estimate		2003

Net cash provided by operating activities	$720.0	+	$651.2

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(230.0	)+	(215.6)
Proceeds from disposals of property	10.0	+	23.1

Free cash flow	$500.0	+	$458.7

Note:	This statement reconciles net cash provided (used) by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.